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                                                                    EXHIBIT 99.1

RoweCom Announces Acquisition Of NewsEdge Corporation
Addition of customized global news applications provide the centerpiece of e-commerce knowledge offering

CAMBRIDGE, Mass.--December 7, 1999 - RoweCom Inc. (Nasdaq: ROWE), the leading
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provider of business-to-business e-commerce solutions for managing the purchase of knowledge resources, today announced the execution of a definitive binding agreement for the acquisition of NewsEdge Corporation (Nasdaq: NEWZ), a leader
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in global news and current awareness solutions for business.

Building on the core competencies of both companies and a mutual commitment to quality service, the acquisition is intended to further RoweCom's strategic vision of creating a comprehensive e-media news, information and services environment for managing knowledge resources across the enterprise. Simple, easy-to-use Web e-commerce tools and excellent client support coupled with relevant, personalized content offerings deliver immediate value-added benefits and fiscal control over the deluge of information bombarding today's organizations. The combination of RoweCom and NewsEdge will facilitate the emergence of RoweCom's next-generation of information and knowledge management solutions covering the spectrum of intelligence on which today's professionals rely.

"The merger of RoweCom and NewsEdge should create a true industry leader and result in a perfect marriage of content and commerce," said Dr. Richard Rowe, RoweCom's President and CEO. "The corporate need for information is expanding rapidly and is accelerating exponentially. The addition of NewsEdge's news and current awareness services should greatly enhance the appeal of RoweCom's offerings and will spur the growth of our core knowledge management business while further satisfying the informational needs of our clients."

The acquisition is intended to permit RoweCom to provide its clients with timely and customized business, technical and political news from hundreds of sources, organized into thousands of topics of interest contextually integrated from NewsEdge into RoweCom's Knowledge Store (kStore) service. Conversely, embedded links within NewsEdge stories would provide immediate access to related kStore offerings including over 200,000 magazines and journals; 5,300 electronic journals; 4,000 market research reports and 12 million article abstracts and citations from RoweCom's vast catalog; as well as millions of books via RoweCom partner barnesandnoble.com.

NewsEdge Corporation is the leading independent provider of global news and current awareness solutions. The NewsEdge Refinery(TM) processes tens of thousands of news stories each day, categorizing, prioritizing and organizing them into real-time news services and topics that are delivered directly to the client's desktop. The company consists of two core business units: "Enterprise," which derives its revenues from corporate subscribers; and "Individual.com, Inc.(TM)," a free Web-based service for individual business people, which derives its revenues from advertising and e-commerce.

Under the terms of the agreement, RoweCom will exchange .26 shares of common stock for each share of NewsEdge stock. Based on RoweCom's closing price on December 6th, the transaction is valued at about $227 million. In addition, NewsEdge and RoweCom will pursue over the remainder of the month a number of options for Individual.com, Inc., including the sale of a significant portion of the company to an investor. The acquisition is expected to be completed in the 1st quarter of 2000. The transaction is subject to customary closing conditions, including approval by both RoweCom and NewsEdge stockholders, and is subject to expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act.

"The deluge of information on the Internet has proven to be too much for the average business person to sift through efficiently and effectively," said Don McLagan, NewsEdge's
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Chairman and CEO. "Together, RoweCom and NewsEdge solutions will help our clients solve the twin problems of information overload and information overlook. Our clients and shareholders alike will benefit from the synergies created by the combination of our two companies."

The acquisition of NewsEdge will represent an example of the achievement of all three tenets of RoweCom's growth strategy as it was stated during the company's IPO early in 1999.

     . Expand Market Share. RoweCom would instantly add 1,000 new corporate clients to its global client base and over 650,000 new business end users, at a cost lower than that of organic growth via sales efforts. NewsEdge enterprise clients include 43 of the Business Week global 50.

     RoweCom would leverage NewsEdge's large enterprise sales team of nearly 100 individuals, who are dedicated to promoting the company's many services and products to new accounts as well as servicing and up-selling to existing ones. The company's solution-based sales method focuses on meeting the individual needs of each of its clients.

     RoweCom's leading presence in global markets will be bolstered by NewsEdge's direct client-focused operations in the U.S., Canada, the United Kingdom, the Netherlands, Switzerland and Japan, and by NewsEdge agency relationships in markets such as Israel, Argentina and South Africa.

     The addition of such a significant number of corporate and business end users would greatly mitigate the seasonality currently experienced by RoweCom and inherent to the sale of serials to corporate and academic institutions.

     . Deepen Content. RoweCom intends to offer its clients access to news and current awareness services from the NewsEdge Refinery. This includes real-time newswires, newspapers, magazines, trade journals and specialty news services, delivered electronically either real-time, pre-publication or at the time of publication. The NewsEdge Refinery enhances news value for clients by normalizing content structure and adding metadata to stories making the news easier to search. The addition of contextual links pointed to kStore resources will add even greater value to clients. NewsEdge will also deliver NewsEdge Review topics to RoweCom clients.

     The acquisition would supplement RoweCom's current market-leading electronic text database both with respect to the number of titles as well as the subject matter. Whereas the content offered by RoweCom's IQ service focuses primarily on science, technical and medical publications, NewsEdge would add content centered on business and financial information.

     NewsEdge's subscription-based real-time news and current awareness services creates for RoweCom an additional revenue stream while at the same time providing kStore clients with more incentives to visit
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     the service repeatedly, creating "stickiness." The addition of content will also facilitate the migration of RoweCom's traditional corporate clients to the company's online service. Due to their increasing need for information on a timely basis, RoweCom's academic and government clients are expected to benefit as well.

     . Increase Functionality. The customizable nature of NewsEdge's offering would enhance RoweCom's ability to provide its clients with a broad range of personalized knowledge products and services. The use of personalized information enhances the company's ability to cross-sell other products its clients may want or need.

"Our Enterprise clients require the most rigorous and comprehensive knowledge environments," said Cliff Pollan, NewsEdge's President and COO. "The merger leverages our joint strengths, empowering our users with a 21/st/ Century solution."

Dr. Rowe concluded, "The acquisition would create significant operational benefits for our company. We will expand our client base, create another distribution channel for our core products, introduce new sources of revenue, add content and services that will create significant operating leverage, and enhance our ability to foster sales via increased customization."

About RoweCom

A first mover in business-to-business e-commerce, RoweCom Inc. develops and operates Web-based services that enable businesses and academic institutions to manage the acquisition of print and electronic knowledge resources such as magazines, newspapers, articles and books. RoweCom's flagship services, Knowledge Store (kStore), Knowledge Library (kLibrary), Subscription Depot and Information Quest provide new levels of control, convenience, and cost-savings, allowing companies to order, pay for and manage 200,000 titles online as well as millions of discounted books via RoweCom partner barnesandnoble.com. With clients ranging from Fortune 1000 companies to large academic libraries, RoweCom serves organizations with intensive knowledge requirements and high-volume purchases. The publicly held company (Nasdaq: ROWE) is headquartered in Westwood, Mass. and has several offices in North America, Europe and Australia.

In the corporate arena, RoweCom focuses on knowledge intensive industries such as professional services, financial services, health services and high technology. RoweCom's over 20,000 clients include industry leaders such as PricewaterhouseCoopers, Arthur Andersen, Ernst & Young, KPMG, Prudential Securities, John Hancock, Charles Schwab (NYSE: SCH), Dun & Bradstreet (NYSE:
DNB), BASF (GF: BAS), Hewlett Packard (NYSE: HWP), Owens Corning (NYSE: OWC), First Union (NYSE: FTU), Aurora Healthcare and Johns Hopkins University. RoweCom also has an impressive partner list that includes barnesandnoble.com (Nasdaq:
BNBN), Ariba (Nasdaq: ARBA), Commerce One (Nasdaq: CMRC) and Sun-Netscape Alliance. For more information about RoweCom, please visit the company's Web site at http://www.rowe.com.

About NewsEdge Corporation

NewsEdge Corporation (Nasdaq: NEWZ) is the leader in global news and current awareness solutions for business. The Company's mission is to make news valuable for business by helping people find the most important, relevant stories from an overwhelming volume of daily news and enabling them to act on the most current information possible. NewsEdge's Enterprise unit serves approximately 1,450 organizations, including 43 of Business Week's 50 largest global companies with award-winning news and information solutions including NewsEdge Insight(TM), NewsEdge Live(TM), and NewsEdge Review(TM) topics. NewsEdge is headquartered in Burlington, Massachusetts with sales offices and distributors throughout North America, South America, Europe, Japan and the Middle East. Wholly owned subsidiary, Individual.com, Inc(TM) - formerly NewsPage.com, Inc. - provides over 1 million
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business professionals with the most precise and highly customized free collection of specialized trade and industry news, combined with business, world and financial news available on the Internet today. For more information about NewsEdge Corporation, please visit the company's Web site at http://www.newsedge.com.
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Except for the historical information contained herein, the matters discussed in this news release may contain forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. RoweCom's or NewsEdge's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the companies' SEC filings.

RoweCom Contact                                NewsEdge Contact
Paul Hands                                     Sarah Garnsey
RoweCom Inc                                    NewsEdge Corporation
(617) 497-5800                                 (781) 229-3351
phands@rowe.com                                sarah.garnsey@newsedge.com


Investor Contact (RoweCom)                     Media Contact
Gene Marbach                                   Joanne Gallucci
Makovsky & Co                                  Makovsky & Co.
(212) 508-9645                                 (212) 508-9648
Emarbach@makovsky.com                          Jgallucci@makovsky.com